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NORDSON CORPORATION

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Annual Meeting
Dear Shareholder:
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
Nominees For Terms Expiring in 2008
Present Directors Whose Terms Expire in 2006
Present Directors Whose Terms Expire in 2007
Corporate Governance, Committees of the Board of Directors, and Attendance
Compensation of Directors
Ownership of Nordson Common Shares
Section 16(a) Beneficial Ownership Reporting Compliance
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Committee Report on Executive Compensation
Total Cash Compensation
Base Salary
Annual Cash Bonus
Long-Term Incentives
Deferred Compensation Plan
Chief Executive Officer Compensation
Deduction Limitation on Executive Compensation
Compensation Committee of the Board of Directors:
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Long-Term Incentive Compensation
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Salaried Employees’ Pension Plan
Excess Defined Benefit Pension Plan and Excess Defined Contribution Retirement Plan
Performance Graph
TOTAL SHAREHOLDER RETURNS
Agreements with Officers and Directors
INDEPENDENT AUDITORS
GENERAL
Voting at the Meeting
Shareholder Director Nominations, Proposals and Communications
APPENDIX A NORDSON CORPORATION GOVERNANCE GUIDELINES
1. Composition
2. Meetings
3. Meeting Attendance
4. Committees
5. Retirement
6. Change in Status
7. Membership on Other Boards
8. Presiding Director
9. Executive Sessions of Independent Directors
10. Assessing Board and Committee Performance
11. Evaluation of the Chief Executive Officer
12. Succession Planning/Management Development
13. Board Access to Senior Management and Independent Advisors
14. Board Interaction with Institutional Investors
15. Director Compensation
16. Stock Ownership
ATTACHMENT 1
I. Organization and Functioning
II. Statement of Purposes
III. Specific Duties and Responsibilities
APPENDIX B AUDIT COMMITTEE REPORT

NORDSON CORPORATION

Notice of 2005

Annual Meeting
and Proxy Statement

Edward P. Campbell

Chairman and
Chief Executive Officer

January 21, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 9:30 a.m. on February 22, 2005. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, I urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

I look forward to seeing you at the meeting.

Sincerely,

EDWARD P. CAMPBELL

Chairman and
Chief Executive Officer

NORDSON CORPORATION

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

The Annual Meeting of Shareholders of Nordson Corporation will be held at the Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 9:30 a.m. on February 22, 2005. The purposes of the meeting are:

1.	To elect 4 directors to the class whose term expires in 2008;

2.	To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on December 31, 2004 are entitled to notice of and to vote at the meeting.

For the Board of Directors

ROBERT E. VEILLETTE
Secretary

January 21, 2005

NORDSON CORPORATION

PROXY STATEMENT

The Board of Directors of Nordson Corporation requests your proxy for use at the Annual Meeting of Shareholders to be held on February 22, 2005, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed below. You may revoke your proxy before it is voted by giving notice to Nordson in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about January 21, 2005. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440) 892-1580.

ELECTION OF DIRECTORS

Nordson’s Board of Directors is composed of twelve directors, divided into three classes of four members. The terms of these classes as of the 2005 Annual Meeting will expire in 2006, 2007 and 2008. Each of the directors serves for a term of three years and until a successor is elected. The Board of Directors met four times during the last fiscal year.

Four nominees for election as directors for terms expiring in 2008, as well as present directors whose terms will continue after the meeting, appear below.

Nominees For Terms Expiring in 2008

Dr. Glenn R. Brown, age 74, has been a director of Nordson since 1986. Dr. Brown is President and a member of the Board of Directors of The Generation Foundation, a tax-exempt public charity whose mission is to invest cooperatively in economic and technological initiatives to support employment growth, community development and revitalization in the Greater Cleveland, Ohio area. He was Science Advisor to the Governor of the State of Ohio from July 1996 to January 2001. He is also a retired Senior Vice President and a former director of The Standard Oil Company. In accordance with the Company’s Governance Guidelines regarding mandatory retirement of a director, Dr. Brown is expected to retire from the Board at the conclusion of the May 2005 meeting of the Board of Directors.

Peter S. Hellman, age 55, has been a director of Nordson since May 2001. Mr. Hellman was elected President and Chief Financial and Administrative Officer of Nordson on March 12, 2004. Mr. Hellman served as Executive Vice President and Chief Financial and Administrative Officer of Nordson from February 2000 to March 2004. From 1995 through February 1999, Mr. Hellman was President and Chief Operating Officer of TRW Inc., where he also served on its board of directors and as a member of the management committee. TRW was a provider of advanced technology products and services for the automotive, aerospace and information systems markets. Mr. Hellman serves as a director of Qwest Communications International Inc., a leading provider of voice, video and data services.

Mary G. Puma, age 47, has been a director of Nordson since July 2001 and is President and Chief Executive Officer of Axcelis Technologies, Inc., a producer of ion implantation equipment used in the semiconductor manufacturing industry. Previous to her election as President and Chief Executive Officer of Axcelis in January 2002, Ms. Puma served as Axcelis’ President and Chief Operating Officer from May 2000 to January 2002 and as Vice President of Semiconductor Equipment Operations of Eaton Corporation from February 1999 to May 2000. Ms. Puma is also a director of Axcelis.

Joseph P. Keithley, age 56, has been a director of Nordson since July 2001 and is Chairman of the Board, President and Chief Executive Officer of Keithley Instruments, Inc., a provider of measurement solutions to the semiconductor, fiber optics, telecommunications and electronics industries. He has served as Chair-

man of the Board of Keithley Instruments since 1991, as CEO since 1993 and as President since 1994. Mr. Keithley is also a director of Brush Engineered Materials, Inc., a producer and supplier of beryllium and related products, specialty metal systems and precious metal products.

Present Directors Whose Terms Expire in 2006

William P. Madar, age 65, has been a director of Nordson since 1985. He served as Chairman of the Board of Nordson from October 1997 through March 2004 and was Vice Chairman and Chief Executive Officer from August 1996 to October 1997. Mr. Madar is a director of Brush Engineered Materials, Inc., a producer and supplier of beryllium and related products, specialty metal systems and precious metal products, and The Lubrizol Corp., a manufacturer of specialty chemicals.

William W. Colville, age 70, has been a director of Nordson since 1988. He was Senior Vice President — Law, General Counsel and Secretary of Owens-Corning Fiberglas Corp. from 1984 until December 1994 and served as a legal consultant to Owens-Corning from January 1995 until October 2000. Owens-Corning manufactures glass fiber products and related materials. Mr. Colville is a director of Owens-Corning.

Edward P. Campbell, age 55, has been a director of Nordson since 1996. Mr. Campbell has served as Chairman and Chief Executive Officer of Nordson since March 12, 2004. He served as President and Chief Executive Officer of Nordson from November 1997 to March 2004 and as President and Chief Operating Officer of Nordson from August 1996 to October 1997. He is a director of KeyCorp, a financial services company, and OMNOVA Solutions, Inc., a manufacturer of specialty chemicals, emulsion polymers and decorative and building products.

Dr. David W. Ignat, age 63, has been a director of Nordson since March 2002 and was the Scientific Editor and General Manager of “Nuclear Fusion,” a research journal published by the International Atomic Energy Agency, from 1996 through 1999. From 2000 through 2001, he was a consultant to the Princeton Plasma Physics Laboratory, Princeton University.

Present Directors Whose Terms Expire in 2007

William D. Ginn, age 81, has been a director of Nordson since 1959. Mr. Ginn is a retired former partner with the law firm of Thompson Hine LLP. As a retired former partner of Thompson Hine LLP, Mr. Ginn does not receive any compensation from nor does he render any services to or on behalf of the firm. At the time the Board of Directors adopted the mandatory retirement age for directors, Mr. Ginn had already reached age 75 and was exempted from this requirement.

Stephen R. Hardis, age 69, has been a director of Nordson since 1984. He served as Chairman and Chief Executive Officer of Eaton Corporation from January 1996 through July 2000. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Mr. Hardis is a director of Lexmark International, Inc., a manufacturer and seller of computer printer products; Marsh & McLennan Cos., a provider of insurance and reinsurance, consulting, and investment advisory and management services; American Greetings Corporation, a creator, manufacturer and distributor of greeting cards and special occasion products; The Progressive Corporation, an insurance holding company; STERIS Corporation, a maker of technologies to control infection and contamination; and is Chairman of the Board of Axcelis Technologies, Inc., a producer of ion implantation equipment used in the semiconductor manufacturing industry.

William L. Robinson, age 63, has been a director of Nordson since 1995 and, for the last six years, has been a professor of law at the University of the District of Columbia’s David A. Clarke School of Law. In 2000, Mr. Robinson was a visiting professor of law at the University of Maryland School of Law.

Benedict P. Rosen, age 68, has been a director of Nordson since January 1999. He has served as Chairman of AVX Corporation since July 1997 and was Chief Executive Officer of AVX Corporation from July 1997 through July 2001. AVX is an international producer of electronic components.

No shareholder or group that beneficially owns 5% or more of Nordson’s outstanding Common Shares has recommended a candidate for election as a director at the 2005 Annual Meeting of the Shareholders.

Corporate Governance, Committees of the Board of Directors, and Attendance

The Board of Directors has adopted the Nordson Corporation Governance Guidelines (“Guidelines”). These Guidelines are attached to this Proxy Statement as Appendix A.

The Audit Committee presently consists of six members, Messrs. Colville, Ginn, Madar, Robinson, Dr. Ignat and Ms. Puma. The Company’s securities are quoted on the National Association of Securities Dealers Automated Quotations National Market System. All members of the Audit Committee meet the independence standards of the National Association of Securities Dealers (“NASD”). The Board of Directors has designated William P. Madar as the “audit committee financial expert” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson’s systems of internal accounting control. The Committee also is responsible for (i) the appointment, compensation, and oversight of the independent auditors for each fiscal year, (ii) the approval of all permissible non-audit services to be performed by the independent auditors, (iii) the establishment of procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (iv) the approval of all related-party transactions. A more detailed discussion of the purposes, duties, and responsibilities of the Audit Committee is found in the Committee’s charter included in this Proxy Statement as Attachment 1 to the Guidelines. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board of Directors is attached to this Proxy Statement as Appendix B. The Audit Committee met eight times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Hardis, Keithley, Rosen and Dr. Brown. All members of the Compensation Committee meet the NASD independence standards. The Compensation Committee is responsible for approving executive officer compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers including Nordson’s 2004 Long-Term Performance Plan (the “Performance Plan”), 2004 Management Incentive Compensation Plan, Deferred Compensation Plan, and Long-Term Incentive Plan. The Committee also administers employee stock plans and other benefit plans, including the Company’s Excess Defined Benefit Pension Plan and Excess Defined Contribution Retirement Plan. During the last fiscal year, the Compensation Committee met five times.

The present members of the Governance and Nominating Committee are Messrs. Colville, Ginn, Hardis, Rosen and Dr. Brown. All members of the Governance and Nominating Committee meet the NASD independence standards. The purpose of the Governance and Nominating Committee is to ensure that the Board of Directors and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to shareholders and the Company. The Governance and Nominating Committee met two times during the last fiscal year.

The present members of the Pension and Finance Committee are Messrs. Keithley, Madar, Robinson, Dr. Ignat and Ms. Puma. The purpose of the Pension and Finance Committee is to provide oversight of the named fiduciaries’ (the Company and the Company’s Administrative Committee for Qualified Retirement Plans) administration of the Nordson Corporation Salaried and Hourly-Rated Employees’ Savings Trust (“NEST”) and Salaried and Hourly-Rated Employees’ Pension Plans (the “Plans”), including oversight of the Company’s and Administrative Committee’s selection and evaluation of the performance of investment managers (as that term is defined in Section 3(38) of ERISA) having investment management authority over the assets, or portion thereof, of the NEST and the Plans. During the last fiscal year, the Pension and Finance Committee met two times.

Directors are expected to attend the Annual Meeting of the Shareholders and all Board of Directors meetings and meetings of committees on which a director serves. During the last fiscal year each director attended at least seventy-five percent of the meetings of the Board of Directors and of the committees on which he or she served. All directors attended the 2004 Annual Meeting of the Shareholders.

The Guidelines and committee charters referenced therein are available for review in the “Corporate Governance” section of the Company’s website: www.nordson.com.

Compensation of Directors

Nordson pays non-employee directors a fee of $7,500 per quarter and $1,500 for each Board meeting attended. Each non-employee director is also paid $1,000 for each committee meeting attended. The Chairperson of the Audit Committee receives an additional $1,250 per quarter. The Chairperson of the Compensation Committee receives an additional $1,000 per quarter with Chairpersons of other committees receiving an additional $750 per quarter.

Directors may defer all or part of their fees until retirement under the Performance Plan. The fees may be deferred as cash and credited with interest at a U.S. Treasury rate, or they may be translated into stock equivalents based on the market price of Nordson Common Shares when the fees are earned and credited with additional stock equivalents when dividends are paid.

Non-employee directors annually are granted an option to purchase 2,500 Nordson Common Shares and receive 500 restricted Nordson Common Shares. The option vests six months from the date of grant and must be exercised no later than ten years from date of grant. Restrictions on transfer of Nordson Common Shares expire six months from date of grant.

Ownership of Nordson Common Shares

The following table shows the number and percent of Nordson Common Shares beneficially owned on December 31, 2004 by each of the directors, including nominees; each of the executive officers named in the Summary Compensation Table set forth on page 11; any persons known to Nordson to be the beneficial owner of more than 5% of Nordson Common Shares; and by all directors and executive officers as a group.

Name	Number of Shares (1)	Percent

Dr. Glenn R. Brown	58,566	.2
Edward P. Campbell (2)	954,695	2.6
William W. Colville	47,469	.1
William D. Ginn (3)(4)(5)	529,066	1.5
Stephen R. Hardis	88,895	.2
Peter S. Hellman (2)	280,283	.8
Dr. David W. Ignat	1,622,098	4.5
Joseph P. Keithley	14,714	*
William P. Madar	248,461	.7
Mary G. Puma	11,397	*
William L. Robinson	32,252	.1
Benedict P. Rosen	32,366	.1
Donald J. McLane (2)	322,948	.9
Michael Groos (2)	82,190	.2
Mark G. Gacka (2)	182,224	.5
Robert A. Dunn, Jr. (2)	104,765	.3
Eric T. Nord (6)	2,956,878	8.1
Russell L. Bauknight(7)	4,077,514	11.2
All directors and executive officers as a group (19 people) (8)	4,781,068	12.5

*	Less than 0.1%.

(1)	Except as otherwise stated in notes (2) through (8) below, beneficial ownership of the shares held by each of the directors, executive officers and affiliates consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the director, executive officer or affiliate. Beneficial ownership of the shares held by the non-employee directors includes the right to acquire shares on or before March 1, 2005 under the Stock Option provisions of the Performance Plan and the Directors Deferred Compensation provisions of the Performance Plan in the following amounts: Dr. Brown, 52,166 shares; Mr. Colville, 42,024 shares; Mr. Ginn, 2,500 shares; Mr. Hardis, 63,395 shares; Dr. Ignat, 8,860 shares; Mr. Keithley, 13,214 shares; Mr. Madar, 23,961 shares; Ms. Puma, 9,897 shares; Mr. Robinson, 30,752 shares; and Mr. Rosen, 28,954 shares.

(2)	These include the right to acquire shares on or before March 1, 2005 in amounts as follows: Mr. Campbell, 799,750 shares; Mr. Hellman, 234,500 shares; Mr. McLane, 240,750 shares; Mr. Groos, 62,000 shares; Mr. Gacka, 146,750 shares; and Mr. Dunn, 72,750 shares. With respect to Mr. Campbell, the number of shares include 20,792 stock equivalent units held by Mr. Campbell under the Nordson Corporation Deferred Compensation Plan.

(3)	These include 123,070 shares held by Mr. Ginn as trustee of various trusts for the grandchildren of Eric Nord.

(4)	These include 349,145 shares held by the Eric and Jane Nord Foundation. As a trustee of this foundation, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(5)	These include 12,000 shares held by the Ginn Family Fund. As a trustee of this fund, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(6)	Effective November 8, 2004, Eric T. Nord retired as an active member of the Board of Directors. On November 9, 2004, the Board of Directors named Mr. Nord to the honorary position of Chairman Emeritus of Nordson. Mr. Nord has sole voting power and sole investment power with respect to 1,922,551 of these shares, has shared voting power and shared investment power with respect to 981,261 of these shares, and has the right to acquire 53,066 shares on or before March 1, 2005. Mr. Nord’s business address is c/o Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

(7)	Russell L. Bauknight has sole voting power and sole investment power with respect to 3,315,404 of these shares and has shared voting power and shared investment power with respect to 762,110 of these shares. Mr. Bauknight serves as trustee of trusts established by Evan W. Nord. Mr. Bauknight’s business address is c/o Bauknight, Pietras & Stormer P.A., P.O. Box 1330, Columbia, South Carolina 29202-1330.

(8)	Beneficial ownership of the shares held by each of the directors and executive officers as a group consists of sole voting power with respect to 148,200 shares, sole voting and sole investment power with respect to 2,303,218 shares, shared voting power and shared investment power with respect to 361,145 shares, and the right to acquire 1,968,505 shares on or before March 1, 2005.

As of December 31, 2004, present and former directors, officers and employees of Nordson and their families beneficially owned over 17.2 million Nordson Common Shares, representing 47.4% of the outstanding shares. Nordson is party to an agreement that, with some exceptions, gives Nordson a right of first refusal with respect to proposed sales of Nordson Common Shares by Eric Nord, individually or as testamentary trustee, Mr. Ginn, as trustee, Mr. Bauknight, as trustee, and The Nord Family Foundation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Nordson and persons who own more than ten percent of Nordson’s Common Shares to file reports of ownership and changes in ownership of Nordson Common Shares held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

Based on its review of these reports, the Company believes that, during the fiscal year ended October 31, 2004, all reports were filed on a timely basis by reporting persons.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors, each member of which satisfies the independence standards of the National Association of Securities Dealers, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers (“Officers”). The Committee also administers employee stock plans and certain other benefit plans.

The Committee and the Board believe that the executive management compensation program should support the goals and objectives of the Company. These goals and objectives should balance the importance of annual financial performance with the equally important creation and protection of long-term fundamentals, which support long-term growth and profitability.

Nordson’s executive management compensation program:

—	establishes compensation performance objectives that are directly linked to corporate goals;

—	provides a high degree of leverage between compensation and corporate performance;

—	creates long-term incentives directly linked to shareholder returns; and

—	is designed to attract, retain and motivate key executives.

The Company’s executive compensation program consists of base salary, annual cash bonuses, long-term incentive cash awards and stock awards. All of these components are designed with the objective of attracting and retaining executives and motivating management to meet and exceed Company growth and profitability goals. In determining the total amount and mix of the compensation package for each Officer, the Committee utilizes external competitive information provided by executive compensation consultants. The Committee also considers the overall value to the Company of each Officer based upon individual performance and past and expected contribution by each Officer towards the achievement of the Company’s performance goals.

Total Cash Compensation

The cash compensation program is designed to provide each Officer with varying amounts of total cash compensation depending upon both the individual performance of the Officer and the financial performance of Nordson compared to the financial performance of similar industrial companies. The intent is to establish a direct correlation between Nordson financial performance and Officer compensation such that the percentile ranking of Officer total cash compensation will generally correlate with the percentile ranking of Nordson performance.

This correlation is established by setting Officer base salaries at approximately the median of similarly sized industrial company base salaries, and varying the annual cash bonus awards according to the financial performance of Nordson and the individual performance of each Officer. Although the annual cash bonus awards are generally set based upon the degree to which Nordson met its financial targets and individual Officers met their performance targets, these targets and the corresponding bonus payments are periodically calibrated so as to have Officer total cash compensation at various levels of performance generally correlate with external market compensation and performance.

Base Salary

Officer base salaries are targeted at approximately the 50th percentile salary for similar positions within similarly sized industrial companies. The Committee reviews the competitiveness of the base salary of each Officer annually and, if appropriate, salaries are changed based upon individual performance and competitive position.

Annual Cash Bonus

Officer annual bonuses are funded primarily based upon corporate and individual performance with payment amounts determined by reference to one or more of the performance factors set forth in the Management Incentive Compensation Plan. For 2004, the Board of Directors and the Committee set two quantitative performance measures: (1) earnings per share growth and (2) after-tax return on capital. Threshold, target and maximum performance levels are established for each measure. No bonus is earned if the actual performance is less than threshold; a bonus of increasing amount is earned as actual performance exceeds threshold; and a maximum bonus is earned if actual performance equals or exceeds the maximum level. In addition to performance against these corporate measures, the Committee evaluates the performance of each Officer against established individual performance measures. Over time, actual bonus awards can vary from no bonus being paid to the maximum bonus being paid, but will generally average around target levels. For example, for the ten fiscal years prior to 2004, the average bonus paid was 2% over the average target level.

During fiscal year 2004 earnings per share grew 66%, which exceeded the maximum performance level for this measure. After-tax return on capital, using the Committee methodology that applies a capital charge for unamortized goodwill, was 22.4%, which was slightly less than the maximum performance level for this measure. After considering management’s very strong performance against corporate and individual measures, the Committee approved cash bonus awards for Mr. Campbell and the five other most highly compensated Officers as indicated in the Summary Compensation Table on page 11.

Though payment of annual bonuses are based primarily on pre-established performance measures, the Committee may, however, choose to modify measures, change payment levels or otherwise exercise discretion to reflect the external economic environment and individual or Company performance.

Long-Term Incentives

Long-term incentives consist of stock options, restricted stock and cash awards granted under the Performance Plan. The Committee believes that through the use of stock and performance-based cash awards, Officer interests are directly tied with those of the Company’s shareholders.

Officers are granted stock options annually with an exercise price equal to the average of the high and low price quoted for Nordson Common Shares on the date of grant. These options are not fully exercisable until four years following the date of grant and expire in ten years. Officers also receive restricted stock awards annually. The restricted stock has a restriction on transfer of the stock for four years following the grant date. The stock awards are designed to reinforce a long-term perspective and to help retain key executives.

Officers receive cash awards under the Long-Term Incentive Plan based solely on corporate performance over three-year performance periods. Cash awards vary based on the degree to which corporate performance exceeds predetermined threshold, target and maximum performance levels at the end of a performance period. No payout will occur unless the Company achieves certain threshold performance objectives. The Committee may, however, choose to modify measures, change payment levels or otherwise exercise discretion to reflect the external economic environment and individual or Company performance.

The Committee chooses specific measures for each successive three-year performance period. In fiscal year 2000, the Committee established performance measures for the 2001-2003 performance period applicable to all Officers based on cumulative earnings per share and cumulative economic value added. Performance during this period fell short of the threshold levels, and no awards were paid for the 2001-2003 performance period to any Officer under the Long-Term Incentive Plan.

In fiscal year 2001, the Committee established performance measures for the 2002-2004 performance period under the Long-Term Incentive Plan applicable to all Officers based on cumulative earnings per share and inventory reduction during the three-year period. For the 2002-2004 performance period, performance exceeded the maximum performance levels for both cumulative earnings per share and inventory reduction during the three-year period. Cumulative earnings per share for the three-year period were $3.43, representing an average compound annual rate of growth of 23%. Inventories were reduced from $139 million at the end of 2001 by 39% to $85 million at the end of 2004. This reduction was achieved despite the effect of strengthening foreign currencies over the period to inflate the stated value of inventory held at international locations. Also, payment under the under the Long-Term Incentive Plan is adjusted to reflect the performance of Nordson’s share price during the three-year performance period. The Company’s share price grew 42% from fiscal year end 2001 to fiscal year end 2004. Awards granted under the Long-Term Incentive Plan for the 2002-2004 performance period are presented in the Summary Compensation Table on page 11.

Performance measures established by the Committee for the 2003-2005 performance period are based on cumulative earnings per share and inventory reduction during the three-year period. For the 2004-2006 and 2005-2007 performance periods, the Committee has established performance measures applicable to all Officers based on cumulative earnings per share and cumulative revenue.

Deferred Compensation Plan

The Deferred Compensation Plan provides Officers and key employees of Nordson with an opportunity to defer receipt of cash compensation (base salary and incentive compensation). Participants may elect to defer all or part of their cash compensation (base salary and incentive compensation) for a period of years or until retirement. Participants can select from a variety of investment funds from which the earnings on their deferred cash compensation account will be determined.

Chief Executive Officer Compensation

The 2004 compensation for Mr. Campbell was earned pursuant to the arrangements described above. The Committee approved a 2004 base salary increase for Mr. Campbell after considering both his overall performance in this key strategic leadership role and the competitiveness of his base salary in comparison to the marketplace.

In determining the annual bonus to be paid to Mr. Campbell, the Committee considered the Company’s excellent performance against the corporate financial measures of earnings per share growth and after-tax return on capital and other performance measures. His bonus payment reflects that corporate financial performance exceeded the maximum performance levels against the earnings per share growth measure, and was only slightly less than the maximum performance level for after-tax return on capital. In addition, the Company had a number of significant financial, commercial and operational achievements including:

1.	Sales growth to a record $794 million;

2.	Expansion of operating margins to 14% of sales to a record $111 million;

3.	Continuing excellent cash flow management resulting in $112 million of free cash flow after investments in working capital and capital expenditures and the payment of dividends; and

4.	Significant progress in driving revenue growth through the development of new applications and new markets for Nordson technology.

Mr. Campbell was granted stock options, restricted stock and long-term incentive units based upon the factors described in earlier sections of this Report. As described above, for the 2002-2004 performance period under the Long-Term Incentive Plan, performance exceeded the maximum performance levels for both cumulative earnings per share and inventory reduction during the three-year period. Cumulative earnings per share for the three-year period were $3.43, representing an average compound annual rate of growth of 23%. Inventories were reduced from $139 million at the end of 2001 by 39% to $85 million at the end of 2004. This reduction was achieved despite the effect of strengthening foreign currencies over the period to inflate the stated value of inventory held at international locations. Also, payment under the under the Long-Term Incentive Plan is adjusted to reflect the performance of Nordson’s share price during the three-year performance period. The Company’s share price grew 42% from fiscal year end 2001 to fiscal year end 2004. An award was granted to Mr. Campbell under the Long-Term Incentive Plan and is presented in the Summary Compensation Table on page 11.

Deduction Limitation on Executive Compensation

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit.

In general, the Company’s policy is to preserve the federal income tax deductibility of compensation it pays to its executives. Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive, long-term performance, and stock option awards. The Committee believes that the Management Incentive Compensation Plan is a performance driven compensation plan and therefore satisfies the requirements for exemption under Internal Revenue Code Section 162(m). However, notwithstanding this general policy, the Committee will continue to retain the discretion to authorize payments that may not be deductible if it believes that they are in the best interests of both the Company and its stockholders.

The annual incentive payments the Committee awarded to Officers in 2004 were subject to, and made in accordance with performance-based provisions of the Management Incentive Compensation Plan. In addition, pursuant to the authority conferred upon the Committee in the Long-Term Performance Plan, the Committee unilaterally acted to have Mr. Campbell’s and Mr. Hellman’s awards under the Long-Term Incentive Plan deferred pursuant to the Deferred Compensation Plan.

The Committee will continue to monitor its compensation policy for deductibility under Section 162(m), including encouraging deferrals of otherwise non-deductible payments.

Compensation Committee of the Board of Directors:

Stephen R. Hardis, Chairman
Dr. Glenn R. Brown
Joseph P. Keithley
Benedict P. Rosen

January 21, 2005

Summary Compensation Table

The following table sets forth individual compensation information for Edward P. Campbell and the five other most highly compensated Officers whose total annual salary and bonus for the fiscal year ended October 31, 2004 exceeded $100,000:

		Annual Compensation

				Other
Name				Annual
And Principal		Salary	Bonus	Compensation
Position	Year	($)	($) (1)	($)

Edward P. Campbell	2004	665,000	1,322,000	0
Chairman of the Board &	2003	640,000	1,280,000	0
Chief Executive Officer	2002	610,500	350,000	0

Peter S. Hellman	2004	468,000	735,000	0
President &	2003	452,000	714,000	0
Chief Financial &	2002	433,500	197,000	0
Administrative Officer

Donald J. McLane	2004	336,000	490,000	0
Senior Vice President	2003	327,000	422,000	0
	2002	310,500	147,000	0

Michael Groos	2004	380,664	342,963	0
Vice President (5)	2003	331,522	294,198	0
	2002	261,144	124,461	0

Mark G. Gacka	2004	284,000	398,000	0
Vice President	2003	275,000	378,000	0
	2002	264,500	117,000	0

Robert A. Dunn, Jr.	2004	284,000	398,000	0
Vice President	2003	270,000	378,000	0
	2002	258,500	80,000	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Long-Term Compensation
		Awards

Name		Restricted			All Other
And Principal		Stock Awards	Options/	L-TIP	Compensation
Position	Year	($) (2)	SARs (#)	$ Payouts (3)	($) (4)

Edward P. Campbell	2004	498,780	85,000	2,463,175	64,564
Chairman of the Board &	2003	419,040	85,000	0	18,436
Chief Executive Officer	2002	0	192,000	0	38,355

Peter S. Hellman	2004	235,535	36,000	1,098,955	46,749
President &	2003	197,880	36,000	0	7,848
Chief Financial &	2002	0	80,000	0	8,523
Administrative Officer

Donald J. McLane	2004	145,478	21,000	530,530	29,360
Senior Vice President	2003	122,220	21,000	0	9,384
	2002	0	52,000	0	17,926

Michael Groos	2004	117,768	16,000	363,792	0
Vice President (5)	2003	98,940	16,000	0	0
	2002	0	40,000	0	0

Mark G. Gacka	2004	103,913	13,000	333,476	24,260
Vice President	2003	87,300	13,000	0	7,979
	2002	0	36,000	0	14,690

Robert A. Dunn, Jr.	2004	103,913	13,000	333,476	10,621
Vice President	2003	87,300	13,000	0	7,804
	2002	0	36,000	0	13,418

(1)	Bonus amounts paid to all Officers as a group was $4,370,000.

(2)	Amounts reported represent the dollar value on the date of grant. With respect to the grant of restricted Nordson Common Shares to Officers, restrictions on transfer expire four years after date of grant. As of the fiscal year ended October 31, 2004, there were 122,050 restricted Nordson Common Shares outstanding having an aggregate value of $4,277,852.

(3)	“L-TIP” is the abbreviation for the Nordson Corporation Long-Term Incentive Plan. Performance-based elements of the L-TIP are discussed in the Compensation Committee Report on Executive Compensation and the Long-Term Incentive Compensation table on pages 8 and 13, respectively. Fiscal year 2002 was the first year a payment could have been made under the Long-Term Incentive Plan.

(4)	Includes in each case, employer matching and allocations made to the Nordson Corporation Employees’ Savings Trust Plan and Supplemental Plan, and the Deferred Compensation Plan. Mr. Groos does not participate in these Plans.

(5)	Mr. Groos’ salary and bonus are stated in U.S. Dollars and reflect the average annual Euro exchange rate in effect during each of the fiscal years noted.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding individual grants of stock options/SARs made during the fiscal year ended October 31, 2004 to each Officer named in the Summary Compensation Table:

	Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (1) (2) (3)	Fiscal Year	($/Share)	Date	($) (4)

Edward P. Campbell	85,000	19.3%	27.71	11/3/2013	728,450
Peter S. Hellman	36,000	8.2%	27.71	11/3/2013	308,520
Donald J. McLane	21,000	4.8%	27.71	11/3/2013	179,970
Michael Groos	16,000	3.6%	27.71	11/3/2013	137,120
Mark G. Gacka	13,000	2.9%	27.71	11/3/2013	111,410
Robert A. Dunn, Jr.	13,000	2.9%	27.71	11/3/2013	111,410

(1)	Options were awarded for 213,000 Nordson Common Shares to all Officers as a group. Options were awarded for 27,500 Nordson Common Shares to all non-employee directors as a group and for 200,315 Nordson Common Shares to non-Officer employees as a group.

(2)	All options awarded to Officers named in the Summary Compensation Table on page 11 become exercisable beginning one year after the grant date at a rate of 25% per year on a cumulative basis. The exercise price was equal to the fair market value on the date of grant. The exercise price and tax withholding obligations related to the exercise may be paid by cash, delivery of currently-owned shares, by offset of the underlying shares, or any combination thereof.

(3)	No stock appreciation rights (“SARs”) were granted to any employee other than stock appreciation rights (“Limited Rights”) that become exercisable only upon the occurrence of a change in control of Nordson.

(4)	These values were calculated using a Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The actual value, if any, an Officer may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an Officer will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in these calculations:

(a) Expected life of option: 7 years;

(b) Volatility factor: 29.8%;

(c) Assumed risk-free rate of interest: 3.88%

(d) Assumed dividend yield: 2.2%;

(e)	No reduction in the value calculated has been made for possible forfeitures.

Long-Term Incentive Compensation

The following table sets forth information concerning the Company’s Long-Term Incentive Plan for the 2004-2006 performance period. For the 2004-2006 performance period, the Committee established performance measures based on cumulative earnings per share and cumulative revenue during the three-year period.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated future payouts under non-stock price-
			based plans
	Number of	Performance or
	shares, units or	other period until	Less than
	other rights (#)	maturation or	Threshold	Threshold	Target	Maximum
Name	(1)	payout	(#)	(#)	(#)	(#)

Edward P. Campbell	25,000	2004-2006	0	6,250	25,000	50,000
Peter S. Hellman	12,500	2004-2006	0	3,125	12,500	25,000
Donald J. McLane	7,500	2004-2006	0	1,875	7,500	15,000
Michael Groos	6,000	2004-2006	0	1,500	6,000	12,000
Mark G. Gacka	5,000	2004-2006	0	1,250	5,000	10,000
Robert A. Dunn, Jr.	5,000	2004-2006	0	1,250	5,000	10,000

(1)	72,000 share equivalent units were awarded to all Officers as a group.

For the Long-Term Incentive Plan 2002-2004 performance period, the Compensation Committee established performance measures based on cumulative earnings per share and inventory reduction during the three-year period. Performance during this period exceeded maximum performance levels for both measures. Awards were granted under the Performance Plan and are presented in the Summary Compensation Table on page 11. Messrs. Campbell, Hellman, McLane, Groos, Gacka and Dunn were participants in the Long-Term Incentive Plan for the 2002-2004 performance period.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information regarding each exercise of stock options/SARs during the fiscal year ended October 31, 2004, by each Officer named in the Summary Compensation Table, and the value of unexercised stock options/SARs held by each Officer named in the Summary Compensation Table:

					Value of
			Number of		Unexercised
			Unexercised		In-the-Money
	Number of		Options/SARs at		Options/SARs at
	Securities		FYE-nd (#)		FY-End(2) ($)
	Underlying	Value
	Options/SARs	Realized	Exercisable/		Exercisable/
Name	Exercised	(1) ($)	Unexercisable		Unexercisable

Edward P. Campbell	180,000	1,948,195	661,250	E	7,080,430	E
			292,750	U	2,543,060	U
Peter S. Hellman	12,500	181,650	176,500	E	1,914,460	E
			123,000	U	1,067,040	U
Donald J. McLane	69,000	763,717	204,250	E	2,249,890	E
			75,750	U	663,000	U
Michael Groos	193,200	2,875,153	34,756	E	228,355	E
			58,000	U	508,040	U
Mark G. Gacka	39,200	530,398	122,500	E	1,358,810	E
			49,750	U	439,400	U
Robert A. Dunn, Jr.	132,400	1,870,218	48,250	E	414,670	E
			49,750	U	439,400	U

(1)	Represents the difference between the option exercise price and the fair market value of a Common Share on the Nasdaq National Market System on the date of exercise.

(2)	Based on the fair market value of Nordson Common Shares of $35.02 on the Nasdaq National Market System on October 29, 2004. The ultimate realization of profit on the sale of the shares underlying such options is dependent upon the market price of such shares on the date of sale.

Salaried Employees’ Pension Plan

Benefits under the Salaried Employees’ Pension Plan are based on average annual compensation (salaries, commissions and incentive bonuses) for the highest 5 years during the last 10 years of employment prior to retirement. The following table shows the annual benefit payable under the Plan at age 65.

Final
Average	Years of Benefit Service
Annual
Compensation	10	15	20	25	30

$100,000	11,196	16,796	22,392	27,992	33,592
200,000	29,528	44,296	59,055	73,824	88,592
300,000	47,859	71,598	95,718	119,655	143,592
400,000	66,190	99,296	132,381	165,487	198,592
500,000	84,522	126,796	169,044	211,318	253,592
700,000	121,185	181,796	242,370	302,981	363,592
900,000	157,848	236,796	315,696	394,644	473,592
1,100,000	194,511	291,796	389,022	486,307	583,592
1,300,000	231,174	346,796	462,348	577,970	693,592
1,500,000	267,837	401,796	535,674	669,633	803,592
1,700,000	304,500	456,796	609,000	761,296	913,592
1,900,000	341,163	511,796	682,326	852,959	1,023,600
2,100,000	377,826	566,796	755,652	944,622	1,133,592
2,300,000	414,491	621,798	828,981	1,036,289	1,243,596

The amounts shown in the table represent the annual benefit (after reduction for Social Security payments) payable to an employee for life. Certain surviving spouse benefits are also available under the Pension Plan, as well as early retirement benefits. The table has been prepared without regard to benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The years of benefit service credited under the Pension Plan as of October 31, 2004 for the Officers named in the Summary Compensation Table who continue to participate in the Pension Plan are as follows: Mr. Campbell – 16 years; Mr. Hellman – 4 years; Mr. McLane – 29 years; Mr. Gacka – 25 years and Mr. Dunn – 33 years. Mr. Groos is not included in the Pension Plan but is covered by a pension arrangement that is specific to Nordson Deutschland GmbH, a wholly owned subsidiary of Nordson.

Excess Defined Benefit Pension Plan and Excess Defined Contribution Retirement Plan

The Internal Revenue Code limits the benefits provided under the Salaried Employees’ Pension Plan, the amount that an employee can contribute to the Employees’ Savings Trust Plan, and the amount that Nordson can contribute on behalf of an employee under the Employees’ Savings Trust Plan.

The Excess Defined Benefit Pension Plan provides for the payment, out of Nordson’s general funds, of the amount by which certain participants’ benefits under the Salaried Employees’ Pension Plan would exceed the limitations applicable to that Plan. The terms of payment under the Excess Defined Benefit Pension Plan are the same as those under the Salaried Employees’ Pension Plan.

The table above does not reflect benefit limitations imposed by the Internal Revenue Code, and shows the aggregate annual pension benefits payable under both the Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan.

The Excess Defined Contribution Retirement Plan provides for the payment, out of Nordson’s general funds, of the amount by which the participant’s contributions under the Employees’ Savings Trust Plan and Nordson’s contributions to the Employees’ Savings Trust Plan would exceed the limitations applicable to that Plan. Salaried employees who are designated by the Committee and who participate in the Employees’ Savings Trust Plan are eligible to participate in the Excess Defined Contribution Retirement Plan. Benefits under the Excess Defined Contribution Retirement Plan resulting from the Internal Revenue Code limitations applicable to the Employees’ Savings Trust Plan will be paid in cash. Payments may be made either in lump sum or in monthly installments over a two-year period. The Compensation Committee administers the Excess Defined Contribution Retirement Plan.

The portions of Nordson’s contributions under the Excess Defined Contribution Retirement Plan allocated to the accounts of the Officers named in the Summary Compensation Table except Mr. Groos who does not participate in this Plan, and to all current Officers as a group during the fiscal year ended October 31, 2004 are as follows: Mr. Campbell – $34,699; Mr. Hellman – $27,150; Mr. McLane – $23,296; Mr. Gacka – $18,196; Mr. Dunn – $0; and all current Officers as a group – $120,708.

Performance Graph

The following is a graph which compares the five-year cumulative return from investing $100 on October 29, 1999 in each of Nordson Common Shares, the S&P MidCap 400 Index and the S&P MidCap 400 Industrial Machinery Index (formerly known as the S&P MidCap 400 Manufacturing Specialized Index), with dividends assumed to be reinvested.

TOTAL SHAREHOLDER RETURNS

INDEXED RETURNS

	1999	2000	2001	2002	2203	2004
NORDSON CORPORATION	100.00	132.29	105.59	124.73	136.81	175.97
S&P MIDCAP 400	100.00	131.65	115.26	109.75	143.48	159.32
S&P MIDCAP 400 INDUSTRIAL MACHINERY	100.00	109.68	117.25	108.92	146.10	176. 22

Assumes $100 invested on October 29, 1999 in Nordson Common Shares, the S&P MidCap 400 Index, and the S&P MidCap 400 Industrial Machinery Index. Total return assumes reinvestment of dividends.

Agreements with Officers and Directors

Nordson has agreed to provide Mr. Campbell with supplemental pension benefits in order to restore some of the benefits he would have received if he had remained with his former employer. Mr. Campbell will be a participant in the Salaried Employees’ Pension Plan described on page 14, but his benefits under this plan will be modified to recognize his prior service with his former employer. His “average annual compensation” under this plan will be determined as the average of his compensation during his 36 consecutive highest paid months (instead of 60), and he will be eligible for the full pension benefit at age 60. He may retire prior to age 60 commencing at age 55, but his benefit will be reduced 5% per year for retirement before age 60. His benefit will also be reduced by the amount of any pension benefit payment he receives from the pension plan of his former employer. Mr. Campbell had 11 years of employment with his former employer.

On October 30, 1998 the Committee approved Employment Agreements with the Officers that would be effective upon a change in control of the Company. These agreements specify events constituting a change in control, as well as certain circumstances in which a change in control may be “undone.”

Upon the occurrence of a change in control, the agreements will provide for a 24 month contract period during which the Officer is to hold substantially the same position with the same duties and responsibilities as immediately prior to the change in control. Each agreement will provide that total compensation is to continue during the contract period at a level not less than the level in effect immediately prior to the change in control (or on the date two years prior to the change in control, if higher) and for continued participation in benefit plans applicable to executive personnel.

In addition, if following a change in control the Officer’s employment is terminated by the Company without cause or by the executive for “good reason” (even if termination occurs after expiration of the 24 month contract period), then the Officer is to be provided supplemental retirement benefits which reflect an additional five years of age and service credit under the Company’s Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan, if the Officer is eligible to participate in that Plan.

Further, if the Officer’s employment is terminated without cause or by the Officer for “good reason” during the 24 month contract period, the Officer will receive severance compensation until the later of the expiration of the 24 month contract period or the date which is not less than twelve months (24 months for Mr. Campbell) after the termination of employment. Total compensation is to be continued in effect as well as coverage under certain of the Company’s benefit plans, including continued service credit under the Company’s Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan, if applicable.

An Officer is to use reasonable efforts to seek other suitable employment, and the Company’s obligation to provide continued payments of total compensation and benefits is offset in some circumstances by compensation and benefits provided by a subsequent employer.

As a condition of receiving payments, the Officer must not disclose confidential information relating to the Company or its business and is subject to certain noncompetition restrictions.

The agreements also provide for a tax gross-up payment to any Officer, in the event payments under the agreements are deemed excess parachute payments under applicable tax regulations and require the payment of excise taxes, in such amounts as are necessary to place the Officer in the same position as if such tax were not imposed.

As part of Mr. Groos’ employment agreement with Nordson Deutschland GmbH, a wholly owned subsidiary of Nordson Corporation, Mr. Groos participates in a pension program sponsored by Nordson Deutschland GmbH. Nordson Deutschland GmbH has agreed to accelerate Mr. Groos’ age 65 normal retirement date under the pension plan by one-half year for each year Mr. Groos remains employed beyond age 50. As a consequence, Mr. Groos would at age 60 be entitled to retire with an age 65 pension benefit.

INDEPENDENT AUDITORS

Ernst & Young LLP or a predecessor has served as Nordson’s independent auditors since 1935. A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of Nordson’s financial statements and records for the fiscal year ended November 2, 2003 and October 31, 2004.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP for the fiscal years ended November 2, 2003 and October 31, 2004:

	FY 2003	FY 2004

Audit Fees (1)	$641,000	$658,000
Audit-Related Fees (2)	$160,000	$223,000
Tax Fees (3)	$340,000	$93,000
All Other Fees (4)	$2,000	$11,000

(1)	Audit services of Ernst & Young LLP consisted of the audit of the annual consolidated financial statements of the Company and the quarterly review of interim financial statements.

(2)	Audit-Related Fees generally include fees for statutory, employee benefit plan, business acquisitions, and accounting consultations, and services related to Securities and Exchange Commission registration statements.

(3)	Tax Fees generally include fees for tax planning and compliance consulting.

(4)	All Other Fees represent fees for employee benefit consulting services.

The Audit Committee’s pre-approval policies and procedures are found in the Committee’s charter included in this Proxy Statement as Attachment 1 to the Guidelines (Appendix A). Following the effective date of the SEC’s final rule Regarding Strengthening the Commission’s Requirements Regarding Auditor Independence, all of the audit-related and other services provided by Ernst & Young LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on December 31, 2004 are entitled to vote at the meeting. On that date, a total of 36,423,724 Nordson Common Shares were outstanding. Each share is entitled to one vote.

Voting for directors will be cumulative if any shareholder gives notice in writing to the President, a Vice President or the Secretary of Nordson at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, Nordson’s shareholders will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that each shareholder is voting. Nordson’s shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected if they receive the greatest number of votes of shareholders of the corporation present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the corporation. Abstentions and broker non-

votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

If any of the nominees listed on page 2 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that any nominee will be unable or will decline to serve as a director.

The Board of Directors knows of no other matters that will be presented at the meeting other than as described in this Proxy Statement. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Director Nominations, Proposals and Communications

Any shareholder who wishes to submit a candidate for election as director or a proposal to be considered for inclusion in next year’s Proxy Statement should send the nomination or proposal to the Secretary of Nordson for receipt on or before September 23, 2005. A shareholder may nominate a candidate for election as a director at next year’s Annual Meeting of the Shareholders provided the shareholder (i) is a shareholder of the Company of record at the time of giving of the notice for the meeting, (ii) is entitled to vote at the meeting in the election of directors, and (iii) has given timely written notice of the nomination to the Secretary. The Governance and Nominating Committee will assess the qualifications of the candidate according to criteria set out in the Governance Guidelines and the Governance and Nominating Committee Charter. Additionally, under Nordson’s Regulations, a shareholder must submit a candidate for election as director or a proposal for consideration at next year’s Annual Meeting of Shareholders, no earlier than November 24, 2005 and no later than December 24, 2005. For a candidate to be considered for election as a director or for business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of Nordson’s Regulations, not just the timeliness requirements described above.

The Company has established procedures to permit confidential communications by shareholders to the Board of Directors regarding the Company. Shareholders may communicate directly with the Board of Directors by mail at the following address: Mr. Benedict Rosen, Director, c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Nordson will bear the expense of preparing, printing and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Nordson may request proxies by telephone or in person. Nordson will ask custodians, nominees and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. Nordson will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Nordson’s Annual Report to Shareholders, including financial statements for the fiscal year ended October 31, 2004, is being mailed to shareholders of record with this Proxy Statement.

For the Board of Directors

ROBERT E. VEILLETTE
Secretary

January 21, 2005

APPENDIX A

NORDSON CORPORATION

GOVERNANCE GUIDELINES

The following Governance Guidelines (“Guidelines”), along with the charters of the Committees of the Board of Directors, provide the framework for the governance of Nordson Corporation.

1.	Composition

The Board of Directors is classified, with three classes of four Directors. The number of Directors may be changed by the shareholders or by a vote of the majority of Directors then in office. Directors are elected for three-year terms and the terms of each of the classes expire in consecutive years. Directors may be added to a class and in such case, will hold office for the remainder of the term in office of that class. In the event of a vacancy in the Board of Directors, the Directors then in office may elect a Director to serve the remainder of the term of a Director whose resignation, removal, or death resulted in the vacancy. A majority of the Directors must meet the National Association of Securities Dealers (“NASD”) standards for independence.

The Board should represent a broad spectrum of individuals with experience who are able to contribute to the success of the Company. To that end, the Board should seek candidates having (a) deep concern for society and a view of the role of a corporation in society which is consistent with the traditional values of the Company, (b) senior operating experience with industrial corporations, and (c) a broad understanding of and direct experience in international business. Consideration of potential new members should include the issues of independence, diversity, and skills necessary to the perceived needs of the Board at a particular time.

The Governance and Nominating Committee of the Board of Directors will arrange for orientation for new directors and Directors will engage in continuing education programs as deemed necessary by the Committee.

2.	Meetings

The Board holds an organizational meeting after each Annual Meeting of Shareholders at which time officers are elected. The Annual Meeting and the Organizational Meeting of the Board are held between February 15 and March 15 of each year. Otherwise, the Board may establish regular meetings at such times and places as it may decide. Board of Directors meetings are generally held five times each year. Dates are determined in advance. A majority of Directors then in office constitutes a quorum for Board of Directors meetings. Several meetings during each year are preceded or followed by an Audit and/or Compensation Committee Meeting.

The Chairperson of the Board and the Chief Executive Officer (if the Chairperson is not the Chief Executive Officer) will establish the agenda for each Board meeting. Each Director is free to suggest the inclusion of item(s) on the agenda.

Information and data that is important to the Board’s understanding of the Company’s business will be distributed in writing to the Board before each Board of Directors meeting. Management will make every attempt to see that this material is as brief as possible while still providing the desired information.

3.	Meeting Attendance

Directors are expected to attend the Annual Meeting of Shareholders and all Board of Directors meetings and meetings of Committees on which the Director serves. If a Director determines that it is not possible to attend a meeting, the Director is expected to give notice of that fact as early as practicable. If a Director cannot attend a Board meeting due to an inability to be at the site of that meeting but is otherwise able to participate, it may be possible for the Director to participate by telephone if advance arrangements are made. Proxy rules require the Company to identify in the Proxy those Directors who did not attend 75% of the scheduled Directors’ meetings and any meetings of Committees on which the Director serves.

4.	Committees

The Board may establish an Executive Committee, a Finance Committee, or other committees each consisting of not less than three Directors. Directors are expected to serve on one or more committees and where feasible, to rotate such service among the various committees as members and Chairpersons on a periodic basis. The Board of Directors acting on the recommendation of the Governance and Nominating Committee will determine the appropriate period of service for Committee members and Chairpersons.

Currently, the Board has established four standing committees:

A. Audit Committee: The Audit Committee reviews the proposed audit program (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson’s systems of internal accounting control. The Committee also is responsible for (i) the appointment, compensation, and oversight of the independent auditors for each fiscal year, (ii) the approval of all permissible non-audit services to be performed by the independent auditors, (iii) the establishment of procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (iv) the approval of all related-party transactions.

All members of the Audit Committee must meet the NASD standards for independence. Committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Audit Committee will have at least one member who meets the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The role of the audit committee financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

No member of the Audit Committee may receive any payment from the Company other than payment for services as a Director or member of a Committee of the Board of Directors or be an affiliated person of the Company or any of its subsidiaries. Audit Committee members will inform the Chairman of the Committee and Chief Executive Officer prior to or upon accepting an audit committee appointment of another board of directors. See Attachment 1 to these Guidelines for the Audit Committee Charter.

B. Compensation Committee: The Compensation Committee of the Board of Directors is responsible for approving executive officer compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers. The Compensation Committee also administers employee stock plans and other benefit plans. All members of the Compensation Committee must meet the NASD standards for independence. See Attachment 2 to these Guidelines for the Compensation Committee Charter.

C. Governance and Nominating Committee: The purpose of the Governance and Nominating Committee is to ensure that the Board of Directors and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to shareholders and the Company. To accomplish this purpose, the Governance and Nominating Committee shall:

(a)	Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders and candidates to fill vacancies in the Board;

(b)	Recommend to the Board annually the directors to be appointed to Board committees;

(c)	Annually review and, when warranted, adjust Director and Committee member compensation;

(d)	Monitor and evaluate annually how effectively the Board and the Company have implemented the policies and principles of these Guidelines; and

(e)	Adopt revisions to the Guidelines where revisions are warranted based upon the annual evaluation and recommend revisions to the Board of Directors for approval.

All members of the Governance and Nominating Committee must meet the NASD standards for independence. See Attachment 3 to these Guidelines for the Governance and Nominating Committee Charter.

D. Pension and Finance Committee: The Pension and Finance Committee is responsible for providing oversight of the named fiduciaries’ (the Company and the Company’s Administrative Committee for Qualified Retirement Plans) administration of the Nordson Corporation Salaried and Hourly-Rated Employees’ Savings Trust (NEST) and Salaried and Hourly-Rated Employees’ Pension Plans (the “Plans”), including oversight of the Company’s and Administrative Committee’s selection and evaluation of the performance of investment managers (as that term is defined in Section 3(38) of ERISA) having investment management authority over the assets, or portion thereof, of the NEST and the Plans. A more detailed discussion of the purposes, duties and responsibilities of the Pension and Finance Committee are found in the Committee charter included in this Proxy Statement as Attachment 4 to the Guidelines.

In addition to these Standing Committees, the Executive Committee acts to make necessary decisions between periodic Directors’ meetings. This Committee may exercise all powers of the Board in managing and controlling the business of the Company except declaring dividends, electing officers or filling vacancies among the Directors or in any committee of the Directors. The Executive Committee shall report on all of its activities to the Board at the next Board meeting where its actions are subject to revision or alteration. Directors who do not serve as members of the Executive Committee and who are able to attend meetings of the Executive Committee are welcome to attend and are entitled to vote.

Each Committee of the Board of Directors is authorized to retain its own counsel and other advisors, at Company expense, if and to the extent necessary to carry out its responsibilities.

5.	Retirement

The Board of Directors has adopted a mandatory retirement policy. Under this policy, a Director, other than those Directors who were age 75 on July 27, 2001, is expected to retire at the conclusion of the Directors meeting immediately prior to the Directors’ 75th birthday.

6.	Change in Status

The Board of Directors has determined that a change in employment status should not affect a Director’s status as a member of the Board unless the change in employment status creates a conflict of interest or prevents a Director from performing his or her duties as a Director. A Director whose employment status has changed is to inform the Chairperson of the Governance and Nominating Committee and the Chief Executive Officer of the change in status.

7.	Membership on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and avoid actual or potential conflicts of interest that may arise from serving on other boards of directors. To that end, each Director has the responsibility to inform the Chairperson of the Governance and Nominating Committee and the Chief Executive Officer prior to accepting invitations to serve as a director on other boards of directors.

8.	Presiding Director

The non-executive Chairperson of the Board (or the Chairperson of the Compensation Committee if the Chairperson of the Board is not an independent Director) will serve in the capacity of Presiding Director for purposes of chairing regularly scheduled meetings of independent Directors or for other responsibilities that the independent Directors as a whole might designate from time to time.

9.	Executive Sessions of Independent Directors

The independent Directors of the Board will meet in Executive Session no less than two (2) times a year.

10.	Assessing Board and Committee Performance

Under the auspices of the Governance and Nominating Committee, members of the Board of Directors will conduct an annual self-assessment of the effectiveness of the Board. Each Standing Committee of the

Board also conducts a self-assessment. The annual self-assessment review process should consider, among other matters, meeting agenda items and presentations, advance distribution of meeting materials, interim communication to Directors, access to and communications with senior management, and the Board’s and each Committee’s contribution as a whole with consideration to areas in which the Directors believe a better contribution could be made.

11.	Evaluation of the Chief Executive Officer

The independent Directors will conduct an annual evaluation of the Chief Executive Officer, which evaluation should be communicated to the Chief Executive Officer by the Presiding Director and the Chairperson of the Compensation Committee (or another member of the Presiding Director’s choosing if the Presiding Director is the Chairperson of the Compensation Committee).

To facilitate the evaluation, the Chief Executive Officer will prepare a listing of a few of the priorities that need attention during the fiscal year. The evaluation should consider aspects of corporate performance such as progress toward meeting goals and the capacity of the Company to do so in the future. The evaluation should use a combination of objective and subjective criteria.

The evaluation will be considered by the Compensation Committee in the course of its deliberations when establishing the Chief Executive Officer’s compensation.

12.	Succession Planning/ Management Development

At least every other year, the Chief Executive Officer shall report to the Board on succession planning and the Company’s program for management development.

There should also be available, on a continuing basis, the Chief Executive Officer’s recommendation as to his/her successor should he/she be unexpectedly disabled and be unable to carry on his/her duties as Chief Executive Officer.

13.	Board Access to Senior Management and Independent Advisors

Directors have complete access to Nordson’s management. Each Director has the responsibility to inform the Chief Executive Officer of the nature of communications with management and to provide copies of any written communication to the Chief Executive Officer.

The Board encourages management to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement in these areas and/or (b) represent managers with future potential that management believes should be given exposure to the Board.

The Board, at its discretion, may engage and consult with independent advisors to assist the Board in carrying out its oversight responsibilities.

14.	Board Interaction with Institutional Investors

The Board believes that the management speaks for Nordson and it is inappropriate for individual Directors to communicate separately to investors except with the full knowledge and at the request of management. Directors who receive inquiries should direct the investor to the Chief Financial Officer.

15.	Director Compensation

The Chief Executive Officer will report annually to the Governance and Nomination Committee on the status of Board of Directors compensation in relation to a peer group of U.S. manufacturing companies. The Governance and Nomination Committee is authorized to establish reasonable compensation for Directors and/or a reasonable fee for attendance at any meeting of the Directors. A Director who is a full-time employee of the Company does not receive compensation for his or her services as a Director.

The Chairperson of the Board of Directors, other independent Directors and Committee chairpersons receive an annual retainer and per meeting remuneration for each Board and Committee meeting attended.

Each independent Director is eligible to receive an option for Nordson Corporation Common Shares under the Company’s 2004 Long-Term Performance Plan.

Travel expenses incurred in attending all meetings are reimbursed. Air travel is based on round-trip actual airfare from the Director’s home to meeting locations. A Director is encouraged to select the class of travel commensurate with the situation, such as first class for long trips. Other expenses, such as hotels, meals, local transportation and similar expenses are also reimbursed.

Independent Directors are also covered under the Company’s (a) health care (medical, dental and prescription drug) plan with coverage being secondary to any health care plan under which a Director is also covered, (b) life insurance plan; and (c) business travel and accident insurance plan.

The Company maintains a Deferred Compensation Plan under which a Director may elect to defer all or a portion of his/her fees until retirement. Fees may be deferred as cash or translated into stock equivalent units.

Directors are eligible to participate in The Nordson Corporation Foundation Matching Gift Program.

16.	Stock Ownership

Directors are encouraged to own shares of the Company’s stock and to increase their ownership of those shares over time. The Board does not recommend a mandated stock ownership level for Directors.

ATTACHMENT 1

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     Organization and Functioning

There shall be a committee of the Board of Directors to be known as the Audit Committee (the “Committee”). The Committee shall be comprised of at least three Directors who shall be appointed by the Board after considering the recommendation of the Governance and Nominating Committee. The Committee shall only include directors who satisfy the independence standards of the National Association of Securities Dealers (“NASD”) and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

Committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Audit Committee will have at least one member who meets the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The role of the audit committee financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

The Board shall designate one member of the Committee as its Chairperson. The Committee shall meet at least four times each year and hold such other meetings from time to time as may be called by its Chairperson or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee. At least once during the course of the year, the Committee will meet with Company management and the independent auditors in separate executive sessions to discuss the results of the independent auditors’ annual examination of the Company’s financial statements.

No member of the Committee may receive directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than dividends and payment for services as a Director or member of a Committee of the Board of Directors as provided for in Section 15, Director Compensation, of the Governance Guidelines of the Company, or be an affiliated person of the Company or any of its subsidiaries.

The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairman designates to act as secretary of the meeting. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Chairperson shall at each meeting of the Board following a meeting of the Committee report to the full Board on the matters considered at the last meeting of the Committee.

At least annually and in Executive Session, the Board shall provide the Committee with an evaluation of the Committee’s performance.

II.     Statement of Purposes

Recognizing that the Company’s outside auditors have ultimate accountability to the Board of Directors of the Company, the Committee shall assist Board of Directors oversight of: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence; (d) the performance of the Company’s internal audit function and independent auditors.

III.     Specific Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

(a)	Retain and, where warranted in the Committee’s judgment, terminate independent auditors selected to audit the financial statements of the Company.
(b)	Approve of all permissible non-audit services to be performed by the independent auditors.
(c)	At least annually, obtain and review a report by the independent auditor describing:

(1) the audit firm’s internal quality-control procedures;

(2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and

(3) (for the purpose of assessing the auditor’s independence) all relationships between the independent auditor and the Company.

(d)	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
(e)	Review with the Company’s management, the Company’s internal auditors and the Company’s independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s Business Ethics Questionnaire.
(f)	Review the annual internal audit plan of the Company.
(g)	On an ongoing basis, review a summary of findings from completed internal audits and a progress report on the internal audit plan, with a summary report of any deviations from the plan.
(h)	The Committee Chairperson shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor. Based on the issues identified, the Chairperson may elect to ask the Committee for its review.
(i)	Review with the independent auditor any significant accounting alternatives and any audit problems or difficulties and management’s response thereto.
(j)	Drafts of earnings press releases, as well as financial information and earnings guidance provided to analysts, shall be distributed to members of the Committee in a timely fashion; the Chairperson will discuss the draft with management including any observations made by other Committee members.
(k)	Submit the minutes of all meetings of the Committee to, or discuss the matters considered at each Committee meeting with, the Board of Directors.
(l)	Investigate any matter brought to the Committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.
(m)	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
(n)	Approve of all related-party transactions.
(o)	Review and approve the report that SEC rules require be included in the Company’s annual proxy statement.
(p)	Pursuant to Section 10 of the Company’s Governance Guidelines, conduct an annual self-assessment of the Committee’s performance with respect to the requirements of this Charter and recommend any proposed changes to the Board of Directors. In conjunction therewith, the Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

1-2

(q)	Monitor and evaluate the effectiveness of the Company’s Code of Business and Ethical Conduct and adopt revisions to the Code where revisions are warranted based upon the annual evaluation and recommend any such revisions to the Board of Directors for approval.

The Committee’s function is one of oversight and review. While the Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to assume the respective duties and responsibilities of the independent and internal auditors and management of the Company including but not limited to planning or conducting audits or determining that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Further, it is not expected nor required that the Committee will conduct investigations or resolve disagreements, if any, between management of the Company and the independent auditor.

1-3

APPENDIX B

AUDIT COMMITTEE REPORT

January 21, 2005

To: The Board of Directors of Nordson Corporation

Our Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 31, 2004 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP (“E&Y”), the principal independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1. We have discussed with E&Y its independence from the Company, including the compatibility of non-audit services with E&Y’s independence.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

Audit Committee

Mary G. Puma, Chairman
William W. Colville, Esq.
William D. Ginn
Dr. David W. Ignat
William P. Madar
William L. Robinson, Esq.

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN
YOUR PROXY.

YOUR VOTE IS IMPORTANT

c/o National City Bank
P.O. Box 92301
Cleveland, OH 44197-4301

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your proxy in the enclosed envelope.

DETACH CARD

PROXY

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2005

This Proxy is Solicited by the Board of Directors

At the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on February 22, 2005, and at any adjournment, WILLIAM W. COLVILLE, WILLIAM P. MADAR, WILLIAM L. ROBINSON, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Dr. Glenn R. Brown	Peter S. Hellman
Joseph P. Keithley	Mary G. Puma

2. Any other matter that may properly come before the meeting.

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless otherwise specified, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

DATE:	, 2005

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

YOUR VOTE IS IMPORTANT

c/o National City Bank
P.O. Box 92301
Cleveland, OH 44197-4301

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your voting instruction card in the enclosed envelope.

DETACH CARD

PROXY

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2005

To:	New York Life Trust Company, as Trustee for the Slautterback Corporation 401(k) Profit Sharing Plan (the “Plan”).

Pursuant to Article XI, Section 11.18 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned’s entire proportionate interest in Nordson Corporation Common Shares held by the Plan on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on February 22, 2005, and at any adjournment, on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Dr. Glenn R. Brown	Peter S. Hellman
Joseph P. Keithley	Mary G. Puma

2. Any other matter that may properly come before the meeting.

CONFIDENTIAL VOTING INSTRUCTION CARD
(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box. Unless otherwise specified, your share interest will be voted by the Trustee in the same proportions as it votes shares for which it receives express instructions.

DATE:	, 2005

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

YOUR VOTE IS IMPORTANT

c/o National City Bank
P.O. Box 92301
Cleveland, OH 44197-4301

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your voting instruction card in the enclosed envelope.

DETACH CARD

PROXY

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2005

To:	New York Life Trust Company, as Trustee for the Nordson Employees’ Savings Trust Plan and the Nordson Hourly-Rated Employees’ Savings Trust Plan.

Pursuant to Article XIII, Section 13.18 of the Plan in which the undersigned is a Participant, the undersigned hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned’s entire proportionate interest in Nordson Corporation Common Shares held by the Plan in which the undersigned is a Participant on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on February 22, 2005, and at any adjournment, on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Dr. Glenn R. Brown	Peter S. Hellman
Joseph P. Keithley	Mary G. Puma

2. Any other matter that may properly come before the meeting.

CONFIDENTIAL VOTING INSTRUCTION CARD

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box. Unless otherwise specified, your share interest will be voted by the Trustee in the same proportions as it votes shares for which it receives express instructions.

DATE:	, 2005

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.